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                                EXHIBIT 15.01




June 13, 1996




To the Stockholders
Volt Information Sciences, Inc.

We are aware of the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-75618 on Form S-8 dated September 12, 1988, Post-Effective Amendment No. 3 to Registration Statement No. 2-70180 on Form S-8 dated April 8, 1983, Registration Statement No. 2-88018 on Form S-3 dated December 1, 1983 and Registration Statement No. 33-18565 on Form S-8 dated December 14, 1987 of Volt Information Sciences, Inc., of our report dated June 3, 1996 relating to the unaudited condensed consolidated interim financial statements of Volt Information Sciences, Inc. that are included in its Form 10-Q for the quarter ended May 3, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                 Ernst & Young LLP



New York, New York